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                                    EXHIBIT 21.1


           SUBSIDIARIES OF THE COMPANY


Pacific Real Estate, Inc.
Cadiz Valley Development Corporation
Rancho Cadiz Mutual Water Company
Southwest Fruit Growers,  LP
Pacific Packing, Inc.
PSWRI Limited